SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIO TINTO FINANCE (USA) LIMITED	RIO TINTO PLC	RIO TINTO LIMITED

(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Australia (State of Incorporation or Organization)	England and Wales (State of Incorporation or Organization)	Australia (State of Incorporation or Organization)

Not Applicable (I.R.S. Employer Identification no)	Not Applicable (I.R.S. Employer Identification no)	Not Applicable (I.R.S. Employer Identification no)

Level 33 120 Collins Street Melbourne, Victoria 3000 (Address of Principal Executive offices)	2 Eastbourne Terrace London W2 6LG United Kingdom (Address of Principal Executive offices)	Level 33 120 Collins Street Melbourne, Victoria 3000 (Address of Principal Executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-151839

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

U.S.$500,000,000 1.875% Notes due 2015 U.S.$1,000,000,000 3.500% Notes due 2020 U.S.$500,000,000 5.200% Notes due 2040	New York Stock Exchange New York Stock Exchange New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated October 28, 2010 (the “Prospectus Supplement”), relating to the U.S.$500,000,000 1.875% Notes due 2015, the U.S.$1,000,000,000 3.500% Notes due 2020 and the U.S.$500,000,000 5.200% Notes due 2040 (collectively, the “Notes”), which are to be registered hereunder, to a prospectus dated April 14, 2009 filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-151839), as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-151839 filed on April 14, 2009 (the “Prospectus”). The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.
Item 1. Description of Registrants’ Securities to be Registered
Reference is made to the information set forth under the headings “Description of Guaranteed Notes” and “United States Federal Income Taxation” in the Prospectus Supplement and under “Description of Guaranteed Debt Securities” and “Taxation” in the Prospectus.
Item 2. Exhibits
The Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrants are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:
1.1	Indenture, dated as of July 2, 2001, among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008).
1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated November 2, 2010, setting forth the terms of its U.S.$500,000,000 1.875% Notes due 2015, its U.S.$1,000,000,000 3.500% Notes due 2020 and its U.S.$500,000,000 5.200% Notes due 2040.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Rio Tinto Finance (USA) Limited (Registrant)
By:	/s/ Ulf Quellmann
	Name:	Ulf Quellmann
	Title:	Attorney

Rio Tinto plc (Registrant)
By:	/s/ Ben Mathews
	Name:	Ben Mathews
	Title:	Company Secretary

Rio Tinto Limited (Registrant)
By:	/s/ Ben Mathews
	Name:	Ben Mathews
	Title:	Assistant Secretary

Date: November 5, 2010

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of July 2, 2001 among Rio Tinto Finance (USA) Limited, Rio Tinto plc, Rio Tinto Limited and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-151839) filed with the Commission on June 23, 2008

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated November 2, 2010 setting forth the terms of its U.S.$500,000,000 1.875% Notes due 2015, its U.S.$1,000,000,000 3.500% Notes due 2020 and its U.S.$500,000,000 5.200% Notes due 2040.

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